                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                            JETRONIC INDUSTRIES, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                            JETRONIC INDUSTRIES, INC.

                              4200 Mitchell Street

                        Philadelphia, Pennsylvania 19128

                                 --------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 --------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Jetronic Industries, Inc. (the "Company") will be held at Williamson's, Atop the GSB Building, Belmont and City Line Avenues, Bala Cynwyd, Pennsylvania, on September 30, 1999, at 1:00 p.m., for the purposes set forth below.

         1. To elect two Directors, the term of such Director to be three years.

         2. To transact such business as may properly come before the meeting or any adjournment thereof.

         A proxy statement and proxy are enclosed herewith. If you are unable to attend the Annual Meeting in person you are urged to sign, date and return the enclosed proxy promptly in the enclosed addressed envelope which requires no postage if mailed in the United States.









                                          By Order of the Board of Directors



                                                    Peter J. Kursman
                                                        President








Dated: Philadelphia, Pennsylvania
            July 23, 1999

                            JETRONIC INDUSTRIES, INC.

                              4200 Mitchell Street

                        Philadelphia, Pennsylvania 19128

                                 --------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                                 --------------


         This proxy statement is furnished to the shareholders of Jetronic Industries, Inc. (herein called the "Company") in connection with the Board of Directors' solicitation of proxies to be used at the Annual Meeting of Shareholders on September 30, 1999 or any adjournments thereof. This proxy statement was first mailed to Shareholders of the Company on or about July 28, 1999, accompanied by the Company's Annual Report to Shareholders for the fiscal year ended January 31, 1999.

         Only holders of Common Stock of record on the books of the Company at the close of business on July 23, 1999 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. On that date, there were 3,701,999 shares of Common Stock outstanding. Each holder of record of Common Stock of the Company as of the Record Date will be entitled to one vote for each share of stock standing of record in his name, except that for the election of directors by Common Shareholders, shareholders shall be entitled to as many votes as shall equal the number of shares standing in their names multiplied by the number of directors to be elected, and they may cast all such votes for a single director or may distribute them among the number to be voted for. The nominees receiving the greatest number of votes cast at the Annual Meeting will be elected as directors.

         It is expected that the solicitation of proxies will be primarily by mail. Proxies may be solicited personally and by telephone by officers, directors or other representatives of the Company. The total expenses of preparing, assembling and mailing the proxy statement and accompanying notice and form of proxy, which are estimated to be $20,000, will be borne by the Company. Such expenses may also include reimbursement for out-of-pocket disbursements incurred by brokerage houses and other custodians, nominees or other fiduciaries for forwarding such documents to shareholders.

         Each proxy delivered pursuant to this solicitation is revocable by the person giving it at any time before it is voted. Proxies may be revoked by filing with the Secretary of the Company written notice of revocation bearing a later date than the proxy, by duly executing a subsequent proxy relating to the same shares of Common Stock or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy unless the shareholder votes his shares of Common Stock in person at the Annual Meeting. Any notice revoking a proxy should be sent to the Assistant Secretary of the Company, Leonard W. Pietrzak, 4200 Mitchell Street, Philadelphia, Pennsylvania 19128.

         Proxies given in the form enclosed, unless previously revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein and if no choice is specified, will be voted in favor of proposals set forth herein.

                              ELECTION OF DIRECTORS

Nominees for Election as Directors

         The By-Laws of the Company were amended in 1975 to provide for a classified Board of Directors consisting of approximate equal classes, each to serve for a term of three years or until their successors shall have been elected and qualified. The proxies will be voted for the election of the following nominees. Should any nominee become unavailable for any reason before the meeting (which is not anticipated) the proxies will be voted for a substitute person to be selected by the Board of Directors of the Company.
See "Certain Transactions" concerning rights of Preferred Shareholders.

                                                   Principal Occupation During                   Director
       Director                 Age                the Past Five Years                           Since
       --------                 ---                -------------------                           -----
Daniel R. Kursman.......         73            Chairman of the Board and Treasurer                 1951
Leonard W. Pietrzak.....         59            Vice President - Finance                            1994

         The other directors who are presently serving, and who were elected previously for terms which have not expired:

Term expires 2001

Peter J. Kursman...........      46            President (formerly Vice President)                 1982
William L. Weiss..........       70            Attorney in private practice                        1973

                          INFORMATION ABOUT MANAGEMENT

Executive Officers

         The following table contains information as to the Executive Officers of the Company.

                                                                                                  Officer
       Individual                Age                      Position                                Since
       ----------                ---                      --------                                -----

Daniel R. Kursman (1)....        73                  Treasurer                                     1951
Peter J. Kursman (1).......      46                  President                                     1978
Leonard W. Pietrzak.......       59                  Vice President - Finance                      1981

         All Executive Officers have held their present positions with the Company for at least five years, except for Peter J. Kursman who previously held the position of Vice President.

---------------

(1)      Peter J. Kursman is the son of Daniel R. Kursman.

Security Ownership

         The following table contains information as to the number of shares of the Company's Common Stock, owned as of May 1, 1999, by each Director and by all Directors and Officers of the Company as a group. The information is based upon information furnished by the persons concerned:

      Individual or Number                        Shares of Company Stock                     Percentage
      of Persons in Group                         Owned Beneficially                          of Class
      --------------------                       ------------------------                     -----------
Daniel R. Kursman...................                    184,536                                   5.0%
William L. Weiss....................                      1,464                                    o
All Directors and Officers
    as a group (two in group).......                    186,000                                   5.0%
---------------
o   Less than 1%.

Summary Compensation Table

         The following table contains information with respect to the aggregate cash and non-cash compensation paid by the Company during the three years ended
January 31, 1999 to the most highly compensation Executive Officers of the
Company whose salary and bonus exceeded $100,000 for 1999.
                                                                          Long-Term
                                                                          Compensation
                                                                          Awards
                                                                          Securities          All other
                                                                          Underlying          Compensa-
Name & Principal Position (1)           Year      Salary       Bonus      Options(#)          tion (2) (3)
-----------------------------           --------------------------------------------------    -------------
Daniel R. Kursman, Chairman
    of the Board, Treasurer and
    Director (4)                        1999       $103,940                                       $2,633
                                        1998        103,490                    100,000             1,143
                                        1997        104,703                                        1,461

Peter J. Kursman, President
    and Director (5)                    1999       $165,524     $140,325                          $3,507
                                        1998        153,431      109,479       100,000             2,688
                                        1997        155,951       64,072                           1,796

Leonard W. Pietrzak,
    Vice President - Finance
    and Director (6)                    1999       $ 79,542     $ 40,000                          $2,633
                                        1998         79,450       20,000        60,000             1,126
                                        1997         80,941                                        1,347


(1) Does not include fees paid to William L. Weiss, general counsel to the Company, in the amount of $50,000. Mr. Weiss is a Director of the Company.
(2) Directors who are not employees of the Company receive $1,250 per meeting and employee-Directors receive $700 per meeting.
(3) The Company has a defined contribution pension plan covering certain employees, including Officers (the "Jetronic Industries, Inc. Retirement Savings Plan"). Company contributions to the defined contribution pension plan are limited to 20% of a maximum of 4% of eligible contributions. Contributions made for the account of each individual during the fiscal year ended January 31, 1999 are included in the amounts reflected.

(4) Daniel R. Kursman is employed as Chairman of the Board under a contract expiring on March 31, 2000, at a current annual salary of $100,000.

(5) Peter J. Kursman is employed as President under a contract expiring February 1, 2006, at an annual salary of $165,500, plus a yearly bonus of 4% of certain subsidiary and 3% of certain divisional pretax earnings. In conjunction with his employment agreement, Mr. Kursman was granted 360,000 options to acquire common stock at a price of $.375 exercisable at the rate of 72,000 options per year, expiring in 2006.

(6) Leonard W. Pietrzak is employed as Vice President - Finance under a contract expiring February 1, 2002, at an annual salary of $75,000.

Compensation Committee Report

         Decisions regarding compensation of the Company's executives are generally made by the two-member Stock Option and Compensation Committee (the "Compensation Committee") of the Company's Board of Directors.

         The compensation of the Company's Chief Executive Officer and other executive officers is comprised of annual salary and cash and stock incentives based on annual and long-term results of the Company. Annual increases, if any, are based on individual performance, level of responsibilities and the Company's overall performance.

                                PERFORMANCE GRAPH

         The following graph reflects a comparison of cumulative total returns for the Company's Common Stock during the five year period ended January 31, 1999 with the Dow Jones Industrial Average and the Dow Jones Industry Group Average for Diversified Technology.


              DJA          Diversified Tech         Jetronic Industries
              ---          ----------------         -------------------
1994          100                100                        100
1995           97                 96                         53
1996          136                129                         41
1997          171                166                        106
1998          199                182                        212
1999          235                189                        106

         The above graph assumes $100 invested on January 31, 1994 in Jetronic Industries, Inc. Common Stock, the Dow Jones Industrial Average and the Dow Jones Industry Group Average for Diversified Technology.

Certain Transactions

         In connection with and in consideration of the extension of the maturity date for indebtedness due under and pursuant to the Company's subordinated debentures from December 21, 1999 until January 1, 2003, the Company agreed to issue to its debentureholders warrants to acquire at an exercise price of $.10 per share, 440,000 shares of the Company's preferred stock which are convertible into a like amount of shares of the Company's common stock. To date, warrants for 327,032 shares of preferred stock have been exercised by Ingalls & Snyder Value Partners L.P. Robert L. Gipson is a general partner of Ingalls & Snyder Value Partners L.P. See "Certain Security Owners" for information concerning Mr. Gipson's common stock holdings.

         The majority of the preferred shareholders, voting as a class, have the right so long as any shares of the preferred stock remain issued and outstanding, to elect three members of a six member Board of Directors of the Company. Upon payment in full of the indebtedness due on the subordinated debentures, the Company has the right to acquire all of their outstanding shares of preferred stock for $1.00 per share.

         The consent of a majority of preferred shareholders, voting as a class, is required for the adoption of any plan of merger, consolidation, exchange, asset transfer, division, conversion or dissolution to which the Company is a party, including the sale, assignment or transfer of any material asset, subsidiary or division of the Company and any amendment to the Company's Articles of Incorporation.

         The preferred shareholders have advised the Company that they intend to exercise their right to elect three directors and upon such election the Board will be reconstituted to provide for a six member Board, of which three directors will be designated by the preferred shareholders and three directors will be designated by the holders of the Company's common stock.

         In March 1969, the Company loaned Daniel R. Kursman $50,000 at 7 1/2% interest (the prime interest rate on that date) due on demand in order to exercise stock options to purchase Common Stock of the Company. The loan is collateralized by the 25,000 shares so acquired which had a market value of $26,600 on April 30, 1999. In January 1972, the terms of this loan, together with certain other advances made to Mr. Kursman which aggregated $4,500 were modified to provide for repayment of the $54,500 in January 1973 at 6 1/4% interest (1% above the prime rate on that date). In January 1972, the Company made further personal advances to Mr. Kursman of $18,000 at 6% interest (1% above the prime rate on that date) due in January 1973. During January

1973, the aggregate of all such indebtedness amounting to $72,500 was consolidated with interest at the rate of 7% and provision was made for payment in January 1974 and extended annually to February 1, 2000. Consideration has been received and accrued interest receivable reduced as follows: December 1975
- $10,000; March 1980 - $16,152; December 1982 - $10,000. Payment of principal at January 31, 1999 in the amount of $72,500 has been extended until February 1, 2000. At January 31, 1999, the Company's effective rate for short-term borrowings was 9.1%. The differential between the rate charged and the Company's borrowing rate is not included in the remuneration table above. Mr. Kursman has undertaken to satisfy this obligation during the term of his current employment contract.

Board of Directors and Committees

         During the year ended January 31, 1999, the Board of Directors of the Company held three meetings. Every Director attended the meetings held in FY 1999. Daniel R. Kursman and William L. Weiss constitute the audit committee of the Board of Directors. The audit committee meets at least once a year and more frequently if required. The audit committee acts as a liaison between the Company's internal accounting staff and its independent accountants and reports to the Board of Directors with respect to financial reporting, financial practices and the adequacy of internal controls. William L. Weiss and Daniel R. Kursman constitute the Stock Option and Compensation Committee. The Stock Option and Compensation Committee determines to whom options will be granted under the 1990 Incentive Stock Option Plan and reviews executive salaries and bonus awards.

                             CERTAIN SECURITY OWNERS

         The following table sets forth information concerning each person who, to the knowledge of the Company, was the owner on May 1, 1999 of more than 5% of the outstanding shares of the Company's Common Stock or shares convertible into Common Stock.

    Title of               Name and Address               Nature of          Number           Percentage
    Class                  of Owner                       Ownership          of Shares        of Class
    -----                  --------                       ---------          ---------        --------
Common Stock               Robert L. Gipson               Record and          330,000             9.0%
                           61 Broadway                    Beneficially
                           New York, NY

Common Stock               Ingalls & Snyder               Record and           65,286             1.8%(2)
                           Value Partners L.P.(1)         Beneficially
                           61 Broadway
                           New York, NY

Preferred Stock            Ingalls & Snyder               Record and          306,493            70.0%(2)
                           Value Partners L.P.(1)         Beneficially
                           61 Broadway
                           New York, NY

---------------

(1) Mr. Gipson is a general partner of Ingalls & Snyder Value Partners L.P. and shares voting power with Ingalls & Snyder Value Partners L.P.

(2) Upon conversion, would amount to 9% of the total of the issued and outstanding shares of Common Stock.

                              SHAREHOLDER PROPOSALS

         Shareholders who wish to submit proposals for inclusion in the Proxy Statement for the Company's Annual Meeting must submit the same to the Company on or before May 15 in the year in which the Shareholders' Meeting is to be held.

                             INDEPENDENT ACCOUNTANTS

         A representative of Asher & Company, Ltd., independent accountants for the Company for the year ended January 31, 1999, will be present at the Annual Meeting of Shareholders with the opportunity to make a statement if he so desires and to respond to appropriate questions.

                                     GENERAL

         Management does not know of any other matters which may come before the meeting. However, if any other business comes before the meeting or any adjournment thereof, proxies will be voted in accordance with the discretion of the persons named therein.

         All shareholders are urged to complete, date and sign the accompanying form of proxy and return it in the enclosed envelope which requires no postage if mailed in the United States.




                                            By Order of the Board of Directors


                                                       Peter J. Kursman
                                                            President



July 23, 1999

                            JETRONIC INDUSTRIES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Peter J. Kursman and Leonard W. Pietrzak, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of Common Stock of Jetronic Industries, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders thereof to be held September 30, 1999, and at any and all adjournments thereof, upon the following matters:

1.  Election of Directors
    FOR ALL Nominees listed below*               WITHHOLD AUTHORITY
    (except as marked to the                     to vote for all
    contrary below  [ ]                          nominees listed below  [ ]

INSTRUCTION: To withhold authority to vote for any individual nominee mark the box next to the nominee's name below:

    [ ]    Daniel R. Kursman                     [ ]    Leonard W. Pietrzak

2. Transaction of all such other business as may properly come before the meeting or any adjournments thereof.

         *For election of directors, shareholders are entitled to as many votes as shall equal the number of shares of stock standing in their names multiplied by the number of directors. You may cast all such votes for a single director or may distribute them among the number to be voted for.




                            (Please see reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM (1). IF NO SPECIFICATION IS MADE, SUCH STOCK WILL BE VOTED FOR SAID ITEM


                                Dated:________________________,1999


                                ----------------------------------
                                             (Signature of Shareholder)

                                ----------------------------------
                                             (Signature of Shareholder)

                                Please sign exactly as name appears. For joint account, each joint owner should sign.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
                PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY.